EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent to the incorporation by reference in Registration Statements Nos. 333-121901, 333-12064, 333-88172, 333-112755 and 333-149657 on Form S-8 and Nos. 333-104147, 333-13806 , 333-145431 and 333-152119 on Form F-3, of our report, dated [ ?  ], 2011, relating to the consolidated financial statements of Metalink Ltd. (the "Company") for the year ended December 31, 2010, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2010.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
July 15, 2011